Exhibit 99.1

Achillion Pharmaceuticals Announces Pricing of

Public Offering of Common Stock

NEW HAVEN, Conn. (June 22, 2011) – Achillion Pharmaceuticals, Inc. (NASDAQ: ACHN) announced today the pricing of an underwritten public offering of 9,600,000 shares of its common stock at a price to the public of $5.90 per share. The net proceeds to Achillion from the sale of the shares, after deducting underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $52.9 million. The offering is expected to close on June 27, 2011, subject to customary closing conditions. BofA Merrill Lynch and Leerink Swann LLC are acting as joint book-running managers for the offering.

Achillion has granted the underwriters a 30-day option to purchase up to an additional 1,440,000 shares of its common stock to cover overallotments, if any. The expected net proceeds to Achillion referenced above do not include any net proceeds that Achillion would receive if the underwriters exercise such overallotment option.

The offering is being made by Achillion pursuant to a shelf registration statement previously filed with and declared effective by the Securities and Exchange Commission (SEC). A prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement, when available, and the accompanying prospectus relating to this offering may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Prospectus Department or email dg.prospectus_requests@baml.com or from Leerink Swann LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, telephone number (800) 808-7525, Ext. 4814.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor will there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or other jurisdiction.

About Achillion Pharmaceuticals, Inc.

Achillion is an innovative pharmaceutical company dedicated to bringing important new treatments to patients with infectious disease.

Forward-Looking Statements

This press release includes “forward-looking statements” made under the provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements, other than statements of historical fact, regarding, without limitation, the completion, timing and size of Achillion’s proposed public offering. In some cases, words such as “will,” “expect” or other comparable words identify forward-looking statements. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various important factors, including without limitation risks and uncertainties relating to Achillion’s business and financial condition, general market conditions and the satisfaction of customary closing conditions associated with the proposed public offering. Risks and uncertainties that Achillion faces are described in greater detail under the heading “Risk Factors” in its Form 8-K filed on June 20, 2011 and in other filings that it makes with the SEC. As a result of the risks and uncertainties, the results or events indicated by any forward-looking statement may not occur. Achillion cautions you not to place undue reliance on any forward-looking statement.

In addition, any forward-looking statement in this press release represents Achillion’s views only as of the date of this press release and should not be relied upon as representing its views as of any subsequent date. Achillion disclaims any obligation to update any forward-looking statement, except as required by applicable law.

Corporate Contact: Glenn Schulman Achillion Pharmaceuticals, Inc. Tel. (203) 752-5510 gschulman@achillion.com	Investor Contact: Mary Kay Fenton Achillion Pharmaceuticals, Inc. Tel. (203) 624-7000 mfenton@achillion.com	Media Contact: Christin Culotta Miller Ogilvy PR Tel. (646) 229-5178 christin.miller@ogilvypr.com

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